CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report included herein dated May 15, 1999, except for Note 10 to the financial statements which is as of September 3, 1999, and the reference to our firm under the caption "Experts" included in or made part of this Form 10-SB.


/S/ Lucas, Horsfall, Murphy & Pindroh, LLP

Pasadena,  CA
June  29,  1999

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